UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2016

Lumber Liquidators Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33767 (Commission File Number)	27-1310817 (I.R.S. Employer Identification No.)

3000 John Deere Road, Toano, Virginia (Address of principal executive offices)		23168 (Zip Code)

Registrant’s telephone number, including area code: (757) 259-4280

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2016, the Company entered into a severance benefit agreement with Charles A. Schwartz, the Company’s chief information officer and senior vice president, business development, in the form previously disclosed by the Company (the “Severance Benefit Agreement”).

The Severance Benefit Agreement provides that, in the event Mr. Schwartz’s employment is terminated by the Company without cause (as defined in the Severance Benefit Agreement), he will be entitled, subject to certain conditions, to 12 months of pay at his regular base rate, payable in weekly installments, and continuing health benefits for the same period. Mr. Schwartz’s entitlement to these benefits also will be subject to his agreeing to the release of claims and certain non-competition, non-solicitation, non-interference and confidentiality provisions contained in the form of release agreement included in the Severance Benefit Agreement.

The foregoing description of the Severance Benefit Agreement is qualified in its entirety by reference to the full text of the Severance Benefit Agreement, which was filed with the Company’s Current Report on Form 8-K filed August 5, 2015 as Exhibit 99.2 and is incorporated herein by reference.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LUMBER LIQUIDATORS HOLDINGS, INC. (Registrant)
Date: February 9, 2016	By:	/s/ E. Livingston B. Haskell
E. Livingston B. Haskell
Secretary and General Corporate Counsel